Exhibit 21.1
KLA Corporation
List of Subsidiaries as of June 30, 2021

Name	State or Other Jurisdiction of Incorporation / Organization
DOMESTIC SUBSIDIARIES
International Sales & Business, Inc.	California
KLA-Tencor China Corporation	California
KLA-Tencor International Corporation	California
VLSI Standards, Inc.	California
Belize Holdings, LLC	Delaware
KLA-Tencor Asia-Pac Distribution Corporation	Delaware
KT Venture Group, L.L.C.	Delaware
KT Venture Group II, L.L.C.	Delaware
KT Venture Mgmt., LLC	California
Dino Acquisition Technology L.L.C.	Delaware
Zeta Instruments, Inc.	Delaware
KT Recreation Association, LLC	Delaware
Whiskey Holding Sub, LLC	Tennessee
Microsense, LLC	Delaware
Nanomechanics Inc.	Tennessee
Filmetrics, Inc.	California
Orbotech, Inc.	Delaware
Photon Dynamics, Inc.	California
Photon Dynamics Solar Corporation	Delaware
Orbotech LT Solar, LLC	Delaware
SPTS Technologies, Inc.	California
Primaxx, Inc.	Delaware
Xactix, Inc.	Pennsylvania
KLA Aleris Holding, LLC	Delaware
Keystone Merger Sub Inc.	Pennsylvania

INTERNATIONAL SUBSIDIARIES
ICOS Vision Systems Corporation BVBA	Belgium
ICOS Vision Systems NV	Belgium
Lee Ta Technologies (BVI), Inc.	British Virgin Islands
KLA-Tencor Corporation (Cayman) Limited, I	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, III	Cayman Islands
KLA-Tencor Corporation (Cayman) Limited, IV	Cayman Islands
ICOS Vision Systems (Shenzhen) Co. Ltd.	China
KLA-Tencor International Trading (Shanghai) Co., Ltd.	China
KLA-Tencor Semiconductor Equipment Technology (Shanghai) Co., Ltd.	China
KLA-Tencor France SARL	France
KLA-Tencor GmbH	Germany
KLA-Tencor MIE GmbH	Germany
KLA-Tencor MIE Holdings GmbH & Co. KG	Germany
KLA-Tencor MIE Holdings Verwaltungs GmbH	Germany

Name	State or Other Jurisdiction of Incorporation / Organization
ICOS Vision Systems Ltd.	Hong Kong
KLA-Tencor Software India Private Limited	India
KLA-Tencor Ireland Ltd.	Ireland
Optical Metrology Patents Limited	Ireland
KLA-Tencor Corporation (Israel)	Israel
KLA-Tencor Corporation Holding (1987) Ltd.	Israel
KLA-Tencor Corporation (1992) Ltd.	Israel
KLA-Tencor Integrated Metrology (Israel) (2002) Ltd.	Israel
KLA-Tencor Italy S.R.L.	Italy
KLA-Tencor Japan, Ltd.	Japan
KLA-Tencor Korea, Inc.	Korea
KLA-Tencor MIE Holdings S.à r.l.	Luxembourg
KLA-Tencor (Malaysia) Sdn Bhd	Malaysia
KLA-Tencor (Singapore) Pte. Ltd.	Singapore
KLA-Tencor Singapore Holding Co. Pte. Ltd.	Singapore
KLA-Tencor Singapore Holding Co. Pte II Ltd.	Singapore
KLA-Tencor (Thailand) Limited	Thailand
KLA-Tencor Limited	United Kingdom
Lakers Holding Company APS	Denmark
Capres A/S	Denmark
Filmetric Europe Gmbh	Germany
Filmetrics Korea Ltd	South Korea
Orbotech Ltd	Israel
Orbograph Ltd.	Israel
Frontline P.C.B. Solutions (1998) Ltd.	Israel
Laser Imaging Systems GmbH	Germany
New System SRL	Italy
Orbotech Deutschland GmbH	Germany
Orbotech S.A.	Belgium
Orbotech Pacific Ltd.	Hong Kong
Orbotech Electronics (Shenzhen) Co., Ltd	China
Orbotech Electronics (Suzhou) Co Ltd	China
Orbotech Trading (Shanghai) Co., Ltd	China
Orbotech Japan Ltd	Japan
Orbotech Asia Ltd	Hong Kong
Orbotech Singapore Corporation Pte Ltd	Singapore
Orbotech Korea Ltd	Korea
Orbotech Logistics Ltd	Hong Kong
SPTS Technologies GmbH	Germany
SPTS Technologies SAS	France
SPTS Technologies Limited	UK
SPTS Technologies Ltd	Taiwan
SPTS Technologies Pte Ltd.	Singapore
SPTS Technologies (Shanghai) Co. Ltd.	China
SPTS Technologies UK Limited	UK
SPTS Technologies ET Ltd	UK
SPTS Technologies Overseas Holdings Ltd.	UK
Orbotech Technology Ventures Ltd.	Israel

Name	State or Other Jurisdiction of Incorporation / Organization
Orbotech Technology Ventures LP	Israel
Orbotech Holding GmbH	Germany
Orbot Europe S.A	Belgium
Orbotech B.V.	Netherlands
Orbotech Caribbean Ltd.	British Virgin Islands
Qoniac GmbH	Germany
Qoniac Korea Ltd.	Korea
Qoniac Taiwan Ltd.	Taiwan
Qoniac Japan Ltd.	Japan
KLA Singapore Holding Company III Pte. Ltd.	Singapore